QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS
IMCLONE SYSTEMS INCORPORATED:

        We consent to the incorporation by reference in the registration statements on Form S-3 (File Nos. 333-117968, 333-37746, 333-07339, 333-21417, 333-39067 and 333-67335) and Form S-8 (File Nos. 333-38620, 333-10275, 033-95894, 333-64825, 333-64827, 333-117995, 333-30172, 333-68534,333-101492 and 333-146579) of ImClone Systems Incorporated of our reports dated February 29, 2008, with respect to the consolidated balance sheets of ImClone Systems Incorporated and subsidiary as of December 31, 2007 and 2006, and the related consolidated statements of income, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of ImClone Systems Incorporated. Our report on the consolidated financial statements refers to the Company's adoption of the provisions of Statement of Financial Accounting Standards No. 123R, "Share-Based Payment."

/s/ KPMG LLP

Princeton, New Jersey
February 29, 2008

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM